UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 14, 2008
(Date of earliest event reported)

Uniprop Manufactured Housing Communities Income Fund

(Exact name of registrant as specified in its charter)

Michigan	0-16701	38-2593067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Daines Street, Suite 300, Birmingham, MI	48009
(Address of principal executive offices)	(Zip Code)

248-645-9220

  Registrant’s telephone number, including area code

  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreement

As described in Form 8-K dated May 16, 2008, Uniprop Manufactured Housing Communities Income Fund (the “Fund”) had entered into a Contract for Sale and Purchase of Real and Personal Property with a private buyer for the Kings Manor and Park of Four Seasons Manufactured Housing Communities.

On July 11, 2008, the buyer closed on the purchase for a price of $24 million less closing costs and prorations for a net amount of $22.8 million. These proceeds were used to pay the mortgage debt down from $37.2 million to $14.4 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND (Registrant)
	By:	P.I. Associates Limited Partnership General Partner

Dated: July 14, 2008	By:	/s/ Joel Schwartz
Joel Schwartz, Principal Financial Officer